EXHIBIT 10.5

CEC ENTERTAINMENT, INC.

FORM OF 1997 NON-STATUTORY STOCK OPTION AGREEMENT

[This is a Transferable Agreement/This is a Non-Transferable Agreement]

THIS NON-STATUTORY STOCK OPTION AGREEMENT (“the Agreement”) is made and entered into on                     , 20         (the “Granting Date”), by and between CEC ENTERTAINMENT, INC., a Kansas corporation (the “Company”), and                      (the “Optionee”).

WITNESSETH:

WHEREAS, the Shareholders of the Company (the “Shareholders”) have adopted the CEC Entertainment, Inc. Non-Statutory Stock Option Plan (the “Plan”), pursuant to which the Stock Option Committee of the Board of Directors (the “Committee”) may grant, from time to time, on or prior to the termination date specified in the Plan, options to purchase shares of the Common Stock of the Company to individuals who are key employees of the Company or of any of its subsidiaries, in such amounts and under such form of agreement as shall be determined by the Committee; and

WHEREAS, pursuant to the Plan, the Committee has determined that the Optionee shall be granted an option to purchase shares of the Common Stock of the Company on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Incorporation of the Plan. A copy of the Plan is attached hereto and incorporated herein by reference, and all of the terms, conditions and provisions contained therein shall be deemed to be terms, conditions and provisions of this Agreement. All terms used herein which are defined in the Plan shall have the meanings given them in the Plan. The terms and conditions of the Plan will prevail in the event of any inconsistency between the terms and conditions of this Agreement and the Plan.

2. Grant of Option. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Optionee, an option (the “Option”) to purchase from the Company all or any part of an aggregate of              shares of Common Stock of the Company, at the purchase price of $             per share. The date first written above shall be deemed to be the Granting Date of the Option.

3. Period of Exercise. The Option granted hereunder shall be exercisable from time to time by the Optionee subject to the following restrictions:

(a) Vesting and Expiration Dates. Optionee may exercise up to an aggregate of                     , and an aggregate of one hundred percent (100%) of the option after                     . The Option shall expire at 12:00 midnight on                     .

(b) Exercise During Lifetime of Optionee. Except as may otherwise be provided for in the Plan and this Agreement, the Option shall be exercisable during the lifetime of the Optionee only by him or her.

(c) Exercise after Death of Optionee. The Option shall be exercisable after the death of the Optionee only if the Optionee shall at the time of his or her death have been an employee of the Company or a subsidiary, and then (i) only by or on behalf of such person or persons to whom the Optionee’s rights under the Option shall have been passed by the Optionee’s will or, if the right to exercise the Option is not specifically bequeathed by will, by his or her legal representative or representatives, (ii) only to the extent that the Optionee was entitled to exercise said Option at the date of his or her death, and (iii) only if said Option is exercised prior to the expiration of the time period provided for in the Plan following the date of his or her death.

(d) Cessation of Employment. The Option may not be exercised by the Optionee except while he or she is an employee of the Company or a subsidiary, or, if he or she shall cease to be an employee for any other reason other than death after he or she has been continuously so employed, for at least one (1) year from the Granting Date, he or she may, but only within the time period provided for in the Plan next succeeding such cessation of employment, exercise his or her option.

4. Manner of Exercise. The Option granted hereunder shall be exercised by delivering to the Company from time to time within the time limits specified in Paragraph 3 hereof a notice specifying the number of shares the Optionee then desires to purchase (and with respect to which the Optionee has acquired the right to purchase, as described in Paragraph 3(a) above), together with either; (i) cash or other instrument acceptable to the Company for an amount equal to the option price for such number of shares; or (ii) with the prior consent of the Committee, and upon receipt of all regulatory approvals, certificate for Common Stock of the Company, valued at the Fair Market Value (determined as provided in the Plan) of such Common Stock on the date of exercise of this option, as payment of all or any portion of the option price for such number of shares; and (iii) such other instruments or agreements duly signed by the Optionee as may be specified by the Company in order that the issuance of such number of shares comply with applicable rules and regulations under the Securities Act of 1933, as amended (the “Act”), any appropriate state securities laws or any requirement of any national securities exchange or market system on which such stock may be traded. As soon as practicable after any such exercise of the Option in whole or in part by the Optionee, the Company will deliver to the Optionee a certificate or electronic recording of any such shares acquired by the Optionee through the exercise of his or her options.

5. Withholding. To the extent required by law the Company shall withhold any taxes required to be withheld under any applicable Federal, state or other law and transmit such withheld amounts to the appropriate taxing authority. The Company may condition the transfer of stock after the exercise of the Option upon the Optionee’s remittance to the Company of the amount of employment taxes which are required to be withheld or, with the consent of the Committee, to satisfy such withholding obligation by means of Share Withholding, as such term is defined in the Plan.

6. Notices. All notices, surrenders and other communications required or allowed to be made or given in connection with the Option granted hereunder shall be in writing, shall be effective when received, and shall be hand delivered or sent by registered or certified mail (i) if to the Company, to CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, or (ii) if to the Optionee, to the Optionee at the address shown beneath his or her signature hereto, or to such other address as to which may have notified the Company pursuant to this section.

7. Binding Effect. This Agreement shall bind, and except as specifically provided in the Plan and this Agreement, shall inure to the benefit of, the respective heirs and legal representatives of the parties hereto.

8. Governing Law. This Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas.

9. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer hereunto duly authorized, and the Optionee has hereunto set his or her hand, effective as of the date and year first written above.

CEC ENTERTAINMENT, INC.

By:

Name:

Title:

ATTESTED TO:

, Secretary

Optionee Signature

Printed Name:

Location Number:

Tax I.D. Number:

Address:	4441 West Airport Freeway Irving, Texas 75062